Exhibit 99.5

CONSENT OF STEPHANIE M. SHERN

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, as amended, I, Stephanie M. Shern, hereby consent to be named as a prospective director of Embarq Corporation in its Registration Statement on Form S-1 (Registration No. 333-131747) and any subsequent amendments thereto.

Signed:	/S/ STEPHANIE M. SHERN
Stephanie M. Shern

Dated: March 15, 2006